Exhibit 10.4

LOAN AGREEMENT
Dated as of August 25, 2005
Between
AFL05 DUNCAN SC LLC,
as a Borrower
and
LITTLE ARCH CHARLOTTE NC LLC,
as a Borrower
and
BANK OF AMERICA, N.A.,
as Lender

LOAN AGREEMENT
     THIS LOAN AGREEMENT, dated as of August 25, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BANK OF AMERICA, N.A., a national banking association, having an address at c/o LJ Melody and Company, GEMSA Loan Services, LP, 1500 City West Blvd., Suite 200, Houston, Texas 77042 (together with its successors and/or assigns, “Lender”), and AFL05 DUNCAN SC LLC, a Delaware limited liability company, having an address at 1521 Westbranch Drive, Suite 200, McLean, VA 22102 (together with its successors and/or assigns, “AFL”) and LITTLE ARCH CHARLOTTE NC LLC, a Delaware limited liability company, having an address at 1521 Westbranch Drive, Suite 200, McLean, VA 22102 (together with its successors and assigns, “Little Arch”, and, together with AFL, individually and collectively, as the context may require, “Borrower”).
RECITALS:
     Borrower desires to obtain the Loan (defined below) from Lender.
     Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).
     In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
     Section 1.1 Definitions
     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
     “Additional Replacement” shall have the meaning set forth in Section 9.5(g) hereof.
     “Additional Required Repair” shall have the meaning set forth in Section 9.5(f) hereof.
     “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
     “Affiliated Manager” shall have the meaning set forth in Section 7.1 hereof.

     “AFL Acceptable Replacement Tenant” shall have the meaning set forth in Section 9.3(c) hereof.
     “AFL Acceptable Replacement Tenant Requirements” shall have the meaning set forth in Section 9.3(c) hereof.
     “AFL Lease” shall mean that certain Lease of the AFL Property by and between AFL, as landlord, and AFL Tenant, as tenant, together with all amendments, modifications, renewals and replacements therefor.
     “AFL Leasing Reserve Account” shall have the meaning set forth in Section 9.3(b).
     “AFL Partial Release Provisions” shall have the meaning set forth in Section 9.3(c) hereof.
     “AFL Property” shall mean the portion of the Property currently owned by AFL.
     “AFL Space” shall mean the space currently occupied by the AFL Tenant on the AFL Property.
     “AFL Tenant” shall mean the current tenant occupying the AFL Property pursuant to a written lease agreement.
     “ALTA” shall mean American Land Title Association, or any successor thereto.
     “Alteration Threshold” means $100,000.00.
     “Annual Budget” shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in its sole and absolute discretion for the applicable calendar year or other period.
     “Assignment of Management Agreement” shall mean, with respect to the Little Arch Property, that certain Assignment and Subordination of Management Agreement and Consent of Manager dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, together with any other assignment and subordination of any Management Agreement now or hereafter relating to any portion of the Property.
     “Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
     “Borrower Account” shall mean account #5235413681 entitled “Commercial Limited Partnership” maintained by Borrower at BB&T, which account shall be under the exclusive domain and control of Borrower.

     “Borrower Principal” shall mean Gladstone Commercial Corporation, a Delaware corporation.
     “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).
     “Cash Management Account” shall have the meaning set forth in Section 10.1(a) hereof.
     “Cash Management Period” shall mean the period commencing on the earlier to occur of (a) the occurrence and continuance of an Event of Default, (b) AFL Tenant vacates the AFL Space, gives notice of its intent to vacate or does not give notice of its election to extend the term of the AFL Lease in accordance with the provisions thereof for the entire AFL Space on or before February 1, 2011 or (c) there is a monetary default of the AFL Lease which is not cured within ninety (90) days, and ending on the earlier to occur of (i) AFL Tenant’s renewal of the AFL Lease for the entire AFL Space, or (ii) occupancy of 100% of the AFL Space by Acceptable Replacement Tenants.
     “Casualty” shall have the meaning set forth in Section 8.2.
     “Closing Date” shall mean the date of the funding of the Loan.
     “Control” shall have the meaning set forth in Section 7.1 hereof.
     “Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
     “Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.
     “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.
     “Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.
     “Debt Service Coverage Ratio” shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the same period assuming the maximum principal amount of the Loan is outstanding and calculated at a mortgage constant equal to 6.69% or such other mortgage constant as may be required from time to time by the Rating Agencies.
     “Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
     “Default Rate” shall have the meaning set forth in the Note.
     “Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding adversary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
     “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P (or “A-” by S&P, if such depository’s short term unsecured debt rating is at least “A-1” by S&P) and “Aa2” by Moody’s). Notwithstanding the foregoing, prior to a Securitization, Bank of America, N.A. shall be an Eligible Institution.
     “Embargoed Person” shall mean any person identified by OFAC or any other Person with whom a Person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.
     “Environmental Law” shall have the meaning set forth in Section 12.5 hereof.
     “Environmental Liens” shall have the meaning set forth in Section 12.5 hereof.
     “Environmental Report” shall have the meaning set forth in Section 12.5 hereof.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

     “Event of Default” shall have the meaning set forth in Section 11.1 hereof.
     “Excess Cash” shall mean an amount equal to all funds remaining in the Cash Management Account on each Scheduled Payment Date following the disbursements and application of funds from the Cash Management Account in accordance with the terms of Section 10.2(c)(i)-(vi) hereof.
     “Excess Cash Reserve Account” shall have the meaning set forth in Section 9.7 hereof.
     “Excess Cash Reserve Funds” shall have the meaning set forth in Section 9.7 hereof.
     “Extraordinary Expense” shall mean an operating expense or capital expenditure with respect to the Property that (i) is not set forth on the Annual Budget and (ii) is not subject to payment by withdrawals from the Replacement Reserve Account or the Leasing Reserve Account. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender.
     “Extraordinary Expense Reserve Account” shall have the meaning set forth in Section 9.8 hereof.
     “Extraordinary Expense Reserve Funds” shall have the meaning set forth in Section 9.8 hereof.
     “Fitch” shall mean Fitch, Inc.
     “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
     “Governmental Authority” shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.
     “Hazardous Materials” shall have the meaning set forth in Section 12.5 hereof.
     “Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
     “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.
     “Individual Property” shall mean each separate tract or parcel of real property identified in the legal description attached to the Mortgage, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such Property and Improvements, as more particularly described in each Mortgage and referred to therein as the “Property”, including without limitation, the AFL Property and the Little Arch Property
     “Insurance Premiums” shall have the meaning set forth in Section 8.1(b) hereof.
     “Insurance Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.
     “Interest Bearing Reserve Accounts” shall mean all Reserve Accounts other than the Tax and Insurance Reserve Account.
     “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
     “Investor” shall have the meaning set forth in Section 13.3 hereof.
     “Lease” shall have the meaning set forth in the Mortgage.
     “Leasing Reserve Account” shall have the meaning set forth in Section 9.3(b) hereof.
     “Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
     “Letter of Credit Requirements” shall mean the requirements set forth on Schedule II.
     “Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
     “Little Arch Acceptable Replacement Tenant” shall have the meaning set forth in Section 9.3(d) hereof.
     “Little Arch Acceptable Replacement Tenant Requirements” shall have the meaning set forth in Section 9.3(d) hereof.
     “Little Arch Lease” shall mean that certain Lease of the Little Arch Property by and between Little Arch, as Landlord, and Little Arch Tenant, as tenant, together with all amendments, modifications, renewals and replacements therefore.
     “Little Arch Leasing Reserve Account” shall have the meaning set forth in Section 9.3(b).
     “Little Arch Partial Release Provisions” shall have the meaning set forth in Section 9.3(d) hereof.
     “Little Arch Property” shall mean the portion of the Property currently owned by Little Arch.
     “Little Arch Space” shall mean the space currently occupied by the Little Arch Tenant on the Little Arch Property.
     “Little Arch Tenant” shall mean the current tenant occupying the Little Arch Property pursuant to a written lease agreement.
     “LLC Agreement” shall have the meaning set forth in Section 6.1(c).
     “Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
     “Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement, the certain Certificate and Agreement Regarding Property Management dated the date hereof between AFL and Lender, the Lockbox Agreement following the occurrence of a Lockbox Event, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
     “Lockbox” shall mean the post office address established pursuant to the Lockbox Agreement and maintained by Lockbox Bank on behalf of Borrower and Lender pursuant to the terms thereof and to which Borrower shall direct all Rents and other income from the Property be sent pursuant to the Tenant Direction Letters.
     “Lockbox Account” shall have the meaning set forth in Section 10.1(a) hereof.

     “Lockbox Agreement” shall mean that certain Three Party Agreement Relating to Lockbox Services to be executed by Borrower, Lender and Lockbox Bank, in form and substance satisfactory to Lender in its discretion, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to the operation and maintenance of, and application of funds in, the Lockbox Account.
     “Lockbox Bank” shall mean Bank of America, N.A. or any successor Eligible Institution approved or appointed by Lender acting as Lockbox Bank under the Lockbox Agreement.
     “Lockbox Event” shall mean the occupancy of the Property by more than two (2) tenants.
     “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).
     “Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for five percent (5%) or more of the Property’s rental income, or (B) demises 5,000 square feet or more of the Property’s gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.
     “Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.
     “Manager” shall mean MCI Management LLC, a North Carolina limited liability company, in the case of the Little Arch Property, and the Borrower, in the case of the AFL Property, or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.
     “Maturity Date” shall have the meaning set forth in the Note.
     “Member” shall have the meaning set forth in Section 6.1(c ).
     “Mold” shall have the meaning set forth in Section 12.5 hereof.
     “Moody’s” shall mean Moody’s Investor Services, Inc.
     “Mortgage” shall mean, individually and collectively as the context may require, each first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by a Borrower as security for the Loan and encumbering any

Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
     “Net Operating Income” shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income, as such amount may be adjusted by Lender in its good faith discretion based on Lender’s underwriting standards, including without limitation, adjustments for vacancy allowance.
     “Net Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.
     “Net Proceeds Deficiency” shall have the meaning set forth in Section 8.4(b)(vi) hereof.
     “Note” shall mean that certain promissory note of even date herewith in the principal amount of $21,757,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
     “OFAC” shall have the meaning set forth in Section 4.38 hereof.
     “Operating Expense Reserve Account” shall have the meaning set forth in Section 9.8 hereof.
     “Operating Expense Reserve Funds” shall have the meaning set forth in Section 9.8 hereof.
     “Operating Expenses” shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 3% of the Operating Income and the management fees actually paid under the Management Agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $58,228.00 per annum (as adjusted in Lender’s discretion) and normalized tenant improvement costs and/or leasing commissions equal to $173,556.00 per annum (as adjusted in Lender’s discretion), but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant’s Lease or other agreement, and deposits into the Reserve Accounts.
     “Operating Income” shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents (using a vacancy rate equal to the greater of market, actual or 13.5%), utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rent, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Accounts.
     “Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
     “Participations” shall have the meaning set forth in Section 13.1 hereof.
     “Patriot Act” shall have the meaning set forth in Section 4.38 hereof.
     “Permitted Encumbrances” shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, all of which Lender determines in the aggregate as of the date hereof do not materially adversely affect the value or use of the Property or Borrower’s ability to repay the Loan.
     “Permitted Investments” shall mean to the extent available from Lender or Lender’s servicer for deposits in the Reserve Accounts and the Cash Management Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:
     (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated “AAA” or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;
     (b) Federal Housing Administration debentures;
     (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
     (d) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
     (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
     (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
     (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
     (h) units of taxable money market funds with maturities of not more than 365 days, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and
     (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

     provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.
     “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
     “Policies” shall have the meaning specified in Section 8.1(b) hereof.
     “Prohibited Transfer” shall have the meaning set forth in Section 7.2 hereof.
     “Property” shall mean, individually or collectively as the context may require, each and every Individual Property which is subject to the terms of this Agreement.
     “Property Condition Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.
     “Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.
     “REA” shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.
     “Release” shall have the meaning set forth in Section 12.5 hereof.
     “Rent Roll” shall have the meaning set forth in Section 4.25 hereof.
     “Rents” shall have the meaning set forth in the Mortgage.
     “Replacement Reserve Account” shall have the meaning set forth in Section 9.2(b) hereof.
     “Replacement Reserve Funds” shall have the meaning set forth in Section 9.2(b) hereof.

     “Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 9.2(b) hereof.
     “Replacements” shall have the meaning set forth in Section 9.2(a) hereof.
     “Required Repair Account” shall have the meaning set forth in Section 9.1(b) hereof.
     “Required Repair Funds” shall have the meaning set forth in Section 9.1(b) hereof.
     “Required Repairs” shall have the meaning set forth in Section 9.1(a) hereof.
     “Required Work” shall have the meaning set forth in Section 9.4 hereof.
     “Reserve Accounts” shall mean the Required Repair Account and the following sub-accounts of the Cash Management Account: the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Leasing Reserve Account, the Excess Cash Reserve Account, the Extraordinary Expense Reserve Account, the Operating Expense Reserve Account or any other escrow account established by the Loan Documents.
     “Reserve Funds” shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Required Repair Funds, the Leasing Reserve Funds, the Excess Cash Reserve Funds, the Extraordinary Expense Reserve Funds, the Operating Expense Reserve Funds or any other escrow funds established by the Loan Documents.
     “Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
     “Restoration Consultant” shall have the meaning set forth in Section 8.4(b)(iii) hereof.
     “Restoration Retainage” shall have the meaning set forth in Section 8.4(b)(iv) hereof.
     “Restricted Party” shall have the meaning set forth in Section 7.1 hereof.
     “Sale or Pledge” shall have the meaning set forth in Section 7.1 hereof.
     “Scheduled Payment Date” shall have the meaning set forth in the Note.
     “Securities” shall have the meaning set forth in Section 13.1 hereof.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securitization” shall have the meaning set forth in Section 13.1 hereof.

     “Special Member” shall have the meaning set forth in Section 6.1(c).
     “SPE Component Entity” shall have the meaning set forth in Section 6.1(b) hereof.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “State” shall mean the state in which the Property or any part thereof is located.
     “Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 9.6 hereof.
     “Tax and Insurance Reserve Account” shall have the meaning set forth in Section 9.6 hereof.
     “Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.
     “Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.
     “Tenant Direction Letter” shall have the meaning set forth in Section 10.2(a)(i) or 10.3(a)(i), as applicable.
     “Tenant Letter of Credit” shall have the meaning set forth in Section 9.10(a).
     “Termination Fee Deposit” shall have the meaning set forth in Section 9.3(b).
     “Title Insurance Policy” shall mean that certain ALTA (or its equivalent) mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.
     “Transferee” shall have the meaning set forth in Section 7.5 hereof.
     “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.
     Section 1.2 Principles of Construction
     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2
GENERAL TERMS
     Section 2.1 The Loan
     Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
     Section 2.2 Disbursement to Borrower
     Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.
     Section 2.3 The Note, Mortgage and Loan Documents
     The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.
     Section 2.4 Loan Payments
     The Loan and interest thereon shall be payable pursuant to the terms of the Note.
     Section 2.5 Loan Prepayments
     The Loan may not be prepaid, in whole or in part, except in strict accordance with the express terms and conditions of the Note.
ARTICLE 3
CONDITIONS PRECEDENT
     Section 3.1 Conditions Precedent
     The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and any commitment or commitment rider to the application for the Loan issued by Lender.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     Borrower and, where specifically indicated, Borrower Principal, represents and warrants to Lender as of the Closing Date that:
     Section 4.1 Organization
     Borrower and Borrower Principal (when not an individual) each (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and Borrower Principal each represent and warrant that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower, each SPE Component Entity (if any) and each Borrower Principal (when not an individual).
     Section 4.2 Status of Borrower
     Borrower’s exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of the Note.
     Section 4.3 Validity of Documents
     Borrower and Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Borrower Principal respectively and constitute the legal, valid and binding obligations of Borrower and Borrower Principal enforceable against Borrower and Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     Section 4.4 No Conflicts
     The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or Borrower Principal is a party or by which any of Borrower’s or Borrower Principal’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Borrower Principal or any of Borrower’s or Borrower Principal’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.
     Section 4.5 Litigation
     There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s or Borrower Principal’s knowledge, threatened against or affecting Borrower, Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or Borrower Principal or the condition or ownership of the Property.
     Section 4.6 Agreements
     Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

     Section 4.7 Solvency
     Borrower and Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their respective obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.
     Section 4.8 Full and Accurate Disclosure
     No statement of fact made by or on behalf of Borrower or Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or (to Borrower’s or Borrower Principal’s, as applicable, knowledge) on behalf of Borrower or Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Borrower Principal can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Borrower Principal.
     Section 4.9 No Plan Assets
     Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.
     Section 4.10 Not a Foreign Person
     Neither Borrower nor Borrower Principal is a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Internal Revenue Code of 1986), and if requested by Lender, Borrower or Borrower Principal will so certify (or in the case of a disregarded entity, its owner will certify) to a Lender or a person designated by Lender under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Lender may reasonably request.
     Section 4.11 Enforceability
     The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.
     Section 4.12 Business Purposes
     The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
     Section 4.13 Compliance
     Borrower and, to Borrower’s knowledge, the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower’s knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.
     Section 4.14 Financial Information
     All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, any Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, to Borrower’s knowledge, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.
     Section 4.15 Condemnation
     No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
     Section 4.16 Utilities and Public Access; Parking
     The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. To Borrower’s knowledge, the Property has, or is served by, parking to the extent required to comply with all Legal Requirements.
     Section 4.17 Separate Lots
     The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
     Section 4.18 Assessments
     To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
     Section 4.19 Insurance
     Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower’s knowledge, no claims have been made under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

     Section 4.20 Use of Property
     The Property is used exclusively for office and industrial purposes and other appurtenant and related uses.
     Section 4.21 Certificate of Occupancy; Licenses
     To Borrower’s knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy (or compliance, if applicable) and any other permits or licenses issued for the Property.
     Section 4.22 Flood Zone
     None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).
     Section 4.23 Physical Condition
     Except as set forth in the Property Condition Report, to Borrower’s knowledge after due inquiry, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the Property Condition Report, to Borrower’s knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
     Section 4.24 Boundaries
     (a) None of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

     Section 4.25 Leases and Rent Roll
     Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a “Rent Roll”) which includes all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower’s knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord’s interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist which now give any Tenant or party the right to “go dark” pursuant to the provision of its Lease and/or any applicable REA.
     Section 4.26 Filing and Recording Taxes
     All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid.
     Section 4.27 Management Agreement
     The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

     Section 4.28 Illegal Activity
     To Borrower’s knowledge, no portion of the Property has been or will be purchased, improved, equipped or fixtured with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.
     Section 4.29 Construction Expenses
     All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrower’s knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.
     Section 4.30 Personal Property
     Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.
     Section 4.31 Taxes
     Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
     Section 4.32 Permitted Encumbrances
     None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.
     Section 4.33 Federal Reserve Regulations
     No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

     Section 4.34 Investment Company Act
     Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
     Section 4.35 Reciprocal Easement Agreements
     (a) Neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any applicable REA, and such REA remains unmodified and in full force and effect;
     (b) All easements granted pursuant to any applicable REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;
     (c) All sums due and owing by Borrower to the other parties to any applicable REA (or by the other parties to such REA to the Borrower) pursuant to the terms of such REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;
     (d) The terms, conditions, covenants, uses and restrictions contained in any applicable REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and
     (e) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any applicable REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.
     Section 4.36 No Change in Facts or Circumstances; Disclosure
     All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the

Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts of which Borrower is aware and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
     Section 4.37 Intellectual Property
     All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower’s actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.
     Section 4.38 Compliance with Anti-Terrorism Laws
     None of Borrower, Borrower Principal or any Person who Controls Borrower or Borrower Principal currently is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as a Embargoed Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect equity interest in Borrower is an Embargoed Person or is Controlled by an Embargoed Person. None of Borrower or Borrower Principal is in violation of any applicable law relating to anti-money laundering or anti-terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations (collectively, as the same may be amended from time to time, the “Patriot Act”). To Borrower’s knowledge, no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person. Borrower has determined that Manager has implemented procedures approved by Borrower to ensure that no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person.
     Section 4.39 Patriot Act
     Neither Borrower nor Borrower Principal shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and Borrower Principal, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by any lender at any time to enable any lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, the Patriot Act. In addition, Borrower hereby agrees to provide to Lender any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.
     Section 4.40 Survival
     Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Section 4.40 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
BORROWER COVENANTS
     From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
     Section 5.1 Existence; Compliance with Requirements
     (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.
     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.
     Section 5.2 Maintenance and Use of Property
     Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property) by, on behalf of or with the consent of Borrower without the consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.
     Section 5.3 Waste
     Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
     Section 5.4 Taxes and Other
     (a) Borrower shall pay or shall caused to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.
     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements;

(iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.
     Section 5.5 Litigation
     Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property.
     Section 5.6 Access to Property
     Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.
     Section 5.7 Notice of Default
     Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, Borrower Principal or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.
     Section 5.8 Cooperate in Legal Proceedings
     Borrower shall at Borrower’s expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
     Section 5.9 Performance by
     Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

     Section 5.10 Awards; Insurance Proceeds
     Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.
     Section 5.11 Financial Reporting
     (a) Borrower and Borrower Principal shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:
      (i) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) certified rent rolls signed and dated by Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;
      (ii) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) operating statements of the Property, prepared and certified by Borrower in the form required by Lender (or if required by Lender following an Event of Default, an audited annual operating statement prepared by an independent certified public accountant acceptable to Lender), detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable; and
      (iii) annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower and Borrower Principal in the form required by Lender, prepared and certified by Borrower and Borrower Principal (or if required by Lender following an Event of Default, annual audited financial statements prepared by an independent certified public accountant acceptable to Lender), within ninety (90) days after the close of each fiscal year of Borrower and Borrower Principal, as the case may be; and

      (iv) during any Cash Management Period, an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower in form reasonably satisfactory to Lender. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement.
     (b) Upon request from Lender, Borrower shall promptly furnish to Lender:
      (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;
      (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and
      (iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.
     (c) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to

Lender and its agents convenient facilities for the examination and audit of any such books and records.
     (d) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).
     (e) Without limiting any other rights available to Lender under this Loan Agreement or any of the other Loan Documents, in the event Borrower shall fail to furnish Lender any financial document or statement in accordance with this Section 5.11 on or before the applicable date specified herein, Borrower shall promptly pay to Lender a non-refundable charge in the amount of $500 for each such failure. The payment of such amount shall not be construed to relieve Borrower of any Event of Default hereunder arising from such failure.
     Section 5.12 Estoppel Statement
     (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
     (b) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.
     Section 5.13 Leasing Matters
     (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm’s-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender, (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (vi) has a base term of less than fifteen (15) years including options to renew, (vii) has no rent, credits, free rents or concessions granted thereunder, and (viii) is written on Borrower’s standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel (which approval shall not be unreasonably withheld, conditioned or delayed), at Borrower’s expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section.
     (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.
     (c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel (in each case not to be unreasonably withheld, conditioned or delayed), at Borrower’s expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this subsection.
     (d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.
     (e) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Lease during a Cash Management Period.

     Section 5.14 Property Management
     (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.
     (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; or (iii) a default has occurred and is continuing under the Management Agreement, Borrower shall, at the request of Lender terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
     (c) In addition to the foregoing, in the event that Lender, in Lender’s reasonable discretion, at any time prior to the termination of the Assignment of Management Agreement, determines that the Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to Borrower and Manager, which notice shall specify with particularity the grounds for Lender’s determination. If Lender reasonably determines that the conditions specified in Lender’s notice are not remedied to Lender’s reasonable satisfaction by Borrower or Manager within thirty (30) days from the date of such notice or that Borrower or Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Management Agreement and to replace Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
     (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

     Section 5.15 Liens
     Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.
     Section 5.16 Debt Cancellation
     Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
     Section 5.17 Zoning
     Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
     Section 5.18 ERISA
     (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
      (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
      (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or
      (C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

     Section 5.19 No Joint Assessment
     Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
     Section 5.20 Reciprocal Easement Agreements
     Borrower shall not enter into, terminate or modify any REA without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.
     Section 5.21 Alterations
     Lender’s prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.
     Section 5.22 Fire Extinguisher Inspection
     Borrower shall provide to Lender within sixty (60) calendar days of the Closing Date evidence that the Little Arch Tenant has obtained inspection of its fire extinguishers on the Little Arch Property and that the fire extinguishers passed inspection.

ARTICLE 6
ENTITY COVENANTS
     Section 6.1 Single Purpose Entity/Separateness
     Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:
     (a) Borrower has not and will not:
      (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;
      (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;
      (iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
      (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;
      (v) own any subsidiary, or make any investment in, any Person;
      (vi) commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts;
      (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;
      (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;
      (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
      (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
      (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
      (xii) make any loans or advances to any Person;
      (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);
      (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;
      (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
      (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of Borrower, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;
      (xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

      (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds, provided that there are sufficient funds from the operation of the Property to do so;
      (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;
      (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or
      (xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.
     (b) If Borrower is a limited partnership or limited liability company (other than a single-member Delaware limited liability company satisfying the requirements of Section 6.1(c) below), each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) — (vi) and (viii) — (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required and the following subsection (c) shall apply.
     (c) In the event Borrower is a single-member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member, in either case in accordance with the terms of the Loan Documents and the LLC Agreement), the person executing the LLC Agreement as a “Special Member” (as such term is defined in the LLC Agreement) (“Special Member”) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.
     (d) Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provided that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.
     Section 6.2 Change of Name, Identity or Structure
     Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.
     Section 6.3 Business and Operations
     Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.
ARTICLE 7
NO SALE OR ENCUMBRANCE
     Section 7.1 Transfer Definitions
     For purposes of this Article 7 an “Affiliated Manager” shall mean any managing agent in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; “Control” shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; “Restricted Party” shall mean Borrower, any Borrower Principal other than Gladstone Commercial Corporation or Gladstone Commercial Limited Partnership, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, any Borrower Principal other than Gladstone Commercial Corporation or Gladstone Commercial Limited Partnership, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
     Section 7.2 No Sale/Encumbrance
     (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

     (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.
     Section 7.3 Permitted Transfers
     Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; so long as Borrower delivers notice to Lender as soon as practicable thereafter and that such Restricted Party is promptly reconstituted, if applicable, following the death of such member, partner or shareholder and there is no change in Control of such Restricted Party as a result of such transfer; (b) transfers for estate planning purposes of an individual’s interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as such Restricted Party is reconstituted, if required, following such transfer and there is no change in Control of such Restricted Party as a result of such transfer; or (c) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such transfers shall result in a change in Control in the Restricted Party or change in control of the Property, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; Notwithstanding anything to the contrary contained in this Section 7.3, Gladstone Commercial Limited Partnership (or its successor by merger or consolidation) shall continue to own, directly or indirectly, at least a 51% ownership in and control Borrower.
     Section 7.4 Lender’s Rights
     Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. In the event an opinion letter pertaining to substantive consolidation was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised opinion letter pertaining to substantive consolidation to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
     Section 7.5 Assumption
     Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a “Transferee”) provided that each of the following terms and conditions are satisfied:
     (a) no Default or Event of Default has occurred;
     (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;
     (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the transfer;
     (d) (i) Transferee shall have assumed and agreed to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall have executed, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and (ii) if required by Lender, a Person affiliated with Transferee and acceptable to Lender shall have assumed the obligations of Borrower Principal under the Loan Documents with respect to all acts and events occurring or arising after the transfer of the Property pursuant to this Section 7.5;
     (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;
     (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;
     (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;
     (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

     (i) Transferee shall furnish an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;
     (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;
     (k) Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and
     (l) in the event a substantive non-consolidation opinion was required in connection with the closing of the Loan, Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
     In connection with and as a condition precedent to Lender’s approval of any assumption and transfer of the Property, except to the extent the new Borrower Principal in connection with any such assumption has a net worth and liquidity equal to or better than the net worth and liquidity of Gladstone Commercial Corporation as of the Closing Date, Lender reserves the right to require any Transferee to post all cash deposits or letters of credit required or which, upon the occurrence of certain events or conditions, could subsequently be required or which are otherwise contemplated by the terms of any provision of this Agreement, irrespective of whether such events or conditions have occurred such that the then current Borrower would be required to post such deposits or letters of credit. Without limiting the foregoing, all letters of credit shall satisfy the Letter of Credit Requirements.
     A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property. Upon the transfer of the Property pursuant to this Section 7.5, Borrower and Borrower Principal shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.

ARTICLE 8
INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
     Section 8.1 Insurance
     (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:
      (i) comprehensive “special causes of loss” form of insurance (or its equivalent) on the Improvements and the Personal Property (A) in an amount equal to not less than one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) written on a replacement cost basis and containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (C) providing for no deductible in excess of $25,000 with respect to the Little Arch Property and $100,000 with respect to the AFL Property for all such insurance coverage; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the special causes of loss form required under this subsection (i);
      (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability;

      (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration, or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. For hotels, motels, health care, and other property types without a standard rent roll, the amount of business income insurance required shall be not less than twenty-four (24) months of debt service, taxes, insurance, and other fixed expenses. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding period of coverage as required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;
      (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “special causes of loss” insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
      (v) workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
      (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

      (vii) excess liability insurance in an amount not less than $10,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and
      (viii) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
     (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “BBB” or better by S&P and “Baa2” by Moody’s (or such other ratings promulgated from time to time by S&P and Moody’s for properties and transactions similar in type and size to the Property and the Loan) and/or a general policy rating of “A” or better and a financial class of VIII or better by A.M. Best Company, Inc. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver to Lender prior to the Closing Date an Acord 28 or similar certificate of insurance evidencing the coverages and amounts required hereunder and, upon request of Lender as soon as available after the Closing Date, certified copies of all Policies. Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender an Acord 28 or similar certificate, accompanied by evidence satisfactory to Lender of payment of the premiums due in connection therewith (the “Insurance Premiums”) and, as soon as available thereafter, certified copies of all renewal Policies.
     (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).
     (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
     (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:
      (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy,

which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
      (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled by the insurer without at least thirty (30) days’ (ten (10) days’ in the case of non-payment of premium) prior written notice to Lender and any other party named therein as an additional insured;
      (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration;
      (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and
      (v) the Policies do not contain an exclusion for acts of terrorism or, solely with respect to the AFL Property, certified acts of terrorism.
     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
     Section 8.2 Casualty
     If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, to the extent Net Proceeds are made available by Lender or if Borrower is required to do so pursuant to the terms of any Lease. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.
     Section 8.3 Condemnation
     Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to

Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
     Section 8.4 Restoration
     The following provisions shall apply in connection with the Restoration of the Property:
     (a) If the Net Proceeds shall be less than $50,000 and the costs of completing the Restoration shall be less than $50,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
     (b) If the Net Proceeds are equal to or greater than $50,000 or the costs of completing the Restoration are equal to or greater than $50,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Insurance Proceeds”), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.
      (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
      (A) no Event of Default shall have occurred and be continuing;

      (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property’s fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and less than fifteen percent (15%) of the aggregate floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property’s fair market value immediately prior to the occurrence of such taking;
      (C) Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;
      (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;
      (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;
      (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);
      (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;
      (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

      (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;
      (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and
      (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.
      (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.
      (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (in each case, such acceptance not to be unreasonably withheld, conditioned or delayed) (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant (in each case, such acceptance not to be unreasonably withheld, conditioned or delayed). All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant’s fees, shall be paid by Borrower.

      (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
      (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
      (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this 0 shall constitute additional security for the Debt and other obligations under the Loan Documents.
      (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.
     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate. If, pursuant to this Section 8.4, Lender shall receive and retain Net Proceeds, (i) the lien of the Mortgage shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt; and (ii) notwithstanding any other provisions hereof, Borrower shall not be required to repair or restore the portion of the Property affected by such Casualty or Condemnation to the condition or character the Property was in immediately prior to such Casualty or Condemnation so long as no Event of Default exists, but Borrower shall be required to remove all debris with respect to the portion of the Property not required to be restored in a manner that is safe and is not dangerous to health or other property and is in compliance with all applicable laws.
     (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.
ARTICLE 9
RESERVE FUNDS
     Section 9.1 Required Repairs
     (a) Borrower shall make the repairs and improvements to the Property set forth on Schedule I and as more particularly described in the Property Condition Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule I.
     (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender’s agent to fund the Required Repairs (the “Required Repair Account”) into which Borrower shall deposit on the date hereof the amount of $0.00. Amounts so deposited shall hereinafter be referred to as the “Required Repair Funds.”
     Section 9.2 Replacements
     (a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including, but not limited to, those repairs, replacements and improvements more particularly described in the Property Condition Report prepared in connection with the closing of the Loan (collectively, the “Replacements”). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.
     (b) Borrower shall establish on the date hereof a sub-account of the Cash Management Account with Lender or Lender’s agent to fund the Replacements (the “Replacement Reserve Account”) into which Borrower shall deposit on the date hereof $400,000.00 or, in lieu of such deposit, a letter of credit satisfying the Letter of Credit Requirements and is otherwise acceptable to Lender. In addition, Borrower shall deposit $4,852.33 per month for the term of the Loan (the “Replacement Reserve Monthly Deposit”) into the Replacement Reserve Account on each Scheduled Payment Date. In addition to the Replacement Reserve Monthly Deposits, on or before the thirty-seventh (37th) Scheduled Payment Date, Borrower shall provide the Lender with a letter of credit from an acceptable lender in the amount of $400,000.00 that satisfies the Letter of Credit Requirements and is otherwise reasonably acceptable to Lender. In the event the letter of credit is not provided to Lender as and when required, the Lender shall, notwithstanding anything contained in the Loan Documents to the contrary, retain and not release any funds from the Lockbox Account, the Cash Management Account or any Reserve Account to the Borrower until the $400,000.00 has been collected. Lender reserves the right to require a future Borrower (if any) to post the $400,000.00 in cash or in the form of a letter of credit satisfying the Letter of Credit Requirements at the time of and as an additional requirement for the Loan assumption. Amounts so deposited shall hereinafter be referred to as “Replacement Reserve Funds.” Lender may, in its reasonable discretion, adjust the Replacement Reserve Monthly Deposit from time to time to an amount sufficient to maintain the proper maintenance and operation of the Property. In the event Lender shall at any time increase the Replacement Reserve Monthly Deposit, Borrower may, at its election, request that Lender obtain, at the sole cost and expense of Borrower, a Property Condition Report prepared by an engineer selected by Lender in its reasonable discretion, in which case the Replacement Reserve Monthly Deposit shall be adjusted by Lender based on the results of such report, provided that in no event shall such amounts be reduced below the initial amount of the Replacement Reserve Monthly Deposit set forth in herein. If the Borrower fails to complete any Replacement in a timely and proper manner or there is an Event of Default, the Lender may draw on any letters of credit provided under this Section 9.2. Provided there is no

Event of Default and Borrower has completed all required Replacements in accordance with the terms of the Loan Documents, the Lender shall release any letter of credit provided by the Borrower under this Section 9.2.
     Section 9.3 Tenant Improvements and Leasing Commissions
     (a) Borrower hereby agrees to (a) perform, or cause to be performed, tenant improvements required under any Lease entered into in accordance with the provisions of Section 5.13 of this Agreement (collectively, the “Tenant Improvements”), and (b) pay the costs of leasing commissions incurred by Borrower in connection with the leasing of the Property or a portion thereof (collectively, “Leasing Commissions”).
     (b) Borrower shall establish on the date hereof a sub-account of the Cash Management Account with Lender or Lender’s agent to fund Tenant Improvements and Leasing Commissions (the “Leasing Reserve Account”) into which Borrower shall deposit on the date hereof $0.00. The Borrower shall also establish a sub-account of the Leasing Reserve Account for the AFL Property (the “AFL Leasing Reserve Account”) and a sub-account for the Little Arch Property (the “Little Arch Leasing Reserve Account”). In addition, Borrower shall deposit with Lender (i) into the AFL Leasing Reserve Account any sums required to be deposited pursuant to the terms of Sections 10.2(c) and 10.3(c), (ii) into the AFL Leasing Reserve Account or Little Arch Leasing Reserve Account, as appropriate, any sum or termination fee payable to Borrower in connection with any Tenant’s election to exercise any early termination option contained in its respective lease of space at the Property (the “Termination Fee Deposit”) on the date of Borrower’s receipt thereof and (iii) into the Little Arch Leasing Reserve Account any amounts received from the Tenant Letter of Credit. Amounts so deposited into the Leasing Reserve Account or any sub-account and all other funds deposited therein pursuant to Article 10 shall hereinafter be referred to as the “Leasing Reserve Funds.”
     (c) The AFL Leasing Reserve Account shall be an interest-bearing escrow deposit account for the reimbursement of approved market rate leasing commissions and tenant improvement costs for the AFL Space at the Property. Provided that no Event of Default exists, amounts on deposit in the AFL Leasing Reserve Account shall be released to Borrower not more than once per month for the reimbursement of approved market rate tenant improvement and leasing commission expenses incurred by Borrower in connection with the AFL Space at the Property leased by Borrower to an AFL Acceptable Replacement Tenant (defined below) upon delivery by Borrower to Lender of evidence, satisfactory to Lender, that the AFL Space at the Property has been partially or fully leased by a tenant or tenants acceptable to Lender in its sole reasonable discretion (which shall include an acceptable renewal of the current AFL Tenant) under a fully executed lease containing terms and conditions that are acceptable to Lender, in its sole reasonable discretion, with market lease terms and a lease term of not less than five (5) years at a rent equal or greater than $6.00 per square foot (the “AFL Acceptable Replacement Tenant”), and Lender shall have received and approved the following for the applicable AFL Acceptable Replacement Tenant space, (i) copies of paid invoices and lien waivers, satisfactory to Lender in its sole discretion, from all contractors performing the tenant improvements to the space at the Property leased by such AFL Acceptable Replacement Tenant, (ii) the receipt of an acceptable estoppel confirming the terms of such lease and the occupancy of the AFL Acceptable Replacement Tenant, (iii) if required by the Lender, receipt of a Subordination, Non-disturbance and Attornment Agreement in form and substance satisfactory to Lender executed by the AFL Acceptable Replacement Tenant, (iv) delivery of evidence to Lender that such tenant has commenced the payment of the first full month’s rent under such lease, (v) a final certificate of occupancy for the tenant’s space and (vi) delivery of such other documents as Lender may reasonably require (the items set forth in clauses (i) through (vi) are collectively referred to as the “AFL Acceptable Replacement Tenant Requirements”). Notwithstanding the above, and provided that no Event of Default exists, amounts on deposit in the AFL Leasing Reserve Account shall be released to the Borrower not more than once per month in amounts not less than $50,000.00 per request for the reimbursement of ninety percent (90%) of the market rate tenant improvement and leasing commission expenses incurred by Borrower in connection with AFL Space at the Property leased by Borrower to a single AFL Acceptable Replacement Tenant, and Lender shall have received and approved the following for the applicable AFL Acceptable Replacement Tenant space: (a) copies of paid invoices and lien waivers, satisfactory to Lender in its sole discretion, from all contractors performing the tenant improvements to the space at the Property leased by such AFL Acceptable Replacement Tenant and (b) evidence, satisfactory to Lender in its sole discretion, that the contract for the tenant improvements and the leasing commission agreement incurred by Borrower with respect to such single AFL Acceptable Replacement Tenant exceeds $50,000.00 (the conditions in clauses (a) and (b) above are collectively referred to as the “AFL Partial Release Provisions”). The funds for the reimbursement of approved market rate tenant improvement and leasing commission expenses for AFL Space incurred by Borrower for an AFL Acceptable Replacement Tenant that are not released under the AFL Partial Release Provisions for the AFL Space will not be released until Borrower complies with the AFL Acceptable Replacement Tenant Requirements above. Provided that no Event of Default exists, upon the occupancy of 100% of the AFL Space by AFL Acceptable Replacement Tenants in compliance with the AFL Acceptable Replacement Tenant Requirements, or the current AFL Tenant’s extension of the AFL Lease in accordance with the terms of the AFL Lease for a period no less than five (5) years beyond the current expiration date, all amounts remaining on deposit in the AFL Leasing Reserve Account shall be released to Borrower.
     (d) The Little Arch Leasing Reserve Account shall be an interest-bearing escrow deposit account for the reimbursement of approved market rate leasing commissions and tenant improvement costs for the Little Arch Space at the Property. Provided that no Event of Default exists, amounts on deposit in the Little Arch Leasing Reserve Account shall be released to Borrower not more than once per month for the reimbursement of approved market rate tenant improvement and leasing commission expenses incurred by Borrower in connection with the Little Arch Space at the Property leased by Borrower to a Little Arch Acceptable Replacement Tenant (defined below) upon delivery by Borrower to Lender of evidence, satisfactory to Lender, that the Little Arch Space at the Property has been partially or fully leased by a tenant or tenants acceptable to Lender in its sole reasonable discretion under a fully executed lease containing terms and conditions that are acceptable to the Lender, in its sole but reasonable discretion, with market lease terms and a lease term of not less than five (5) years at a rent equal to or greater than the rent last paid by the current Little Arch Tenant (the “Little Arch Acceptable Replacement Tenant”), and Lender shall have received and approved the following for the applicable Little Arch Acceptable Replacement Tenant space, (i) copies of paid invoices and lien waivers, satisfactory to Lender in its sole discretion, from all contractors performing the tenant improvements to the space at the Property leased by such Little Arch Acceptable Replacement Tenant, (ii) the receipt of an acceptable estoppel confirming the terms of such lease and the occupancy of the Little Arch Acceptable Replacement Tenant, (iii) if required by the Lender, receipt of a Subordination, Non-disturbance and Attornment Agreement in form and substance satisfactory to Lender executed by the Little Arch Acceptable Replacement Tenant, (iv) delivery of evidence to Lender that such tenant has commenced the payment of the first full month’s rent under such lease, (v) a final certificate of occupancy for the tenant’s space and (vi) delivery of such other documents as Lender may reasonably require (the items set forth in clauses (i) through (vi) are collectively referred to as the “Little Arch Acceptable Replacement Tenant Requirements”). Notwithstanding the above, and provided that no Event of Default exists, amounts on deposit in the Little Arch Leasing Reserve Account shall be released to the Borrower not more than once per month in amounts not less than $50,000.00 per request for the reimbursement of ninety percent (90%) of the market rate tenant improvement and leasing commission expenses incurred by Borrower in connection with Little Arch Space at the Property leased by Borrower to a single Little Arch Acceptable Replacement Tenant, and Lender shall have received and approved the following for the applicable Little Arch Acceptable Replacement Tenant space: (a) copies of paid invoices and lien waivers, satisfactory to Lender in its sole discretion, from all contractors performing the tenant improvements to the space at the Property leased by such Little Arch Acceptable Replacement Tenant and (b) evidence, satisfactory to Lender in its sole discretion, that the contract for the tenant improvements and the leasing commission agreement incurred by Borrower with respect to such single Little Arch Acceptable Replacement Tenant exceeds $50,000.00 (the conditions in clauses (a) and (b) above are collectively referred to as the “Little Arch Partial Release Provisions”). The funds for the reimbursement of approved market rate tenant improvement and leasing commission expenses for Little Arch Space incurred by Borrower for a Little Arch Acceptable Replacement Tenant that are not released under the Little Arch Partial Release Provisions for the Little Arch Space will not be released until Borrower complies with the Little Arch Acceptable Replacement Tenant Requirements above. Provided that no Event of Default exists, upon the occupancy of 100% of the Little Arch Space by Little Arch Acceptable Replacement Tenants in compliance with the Little Arch Acceptable Replacement Tenant Requirements, all amounts remaining on deposit in the Little Arch Leasing Reserve Account shall be released to Borrower.
     (e) In the event the Little Arch Property is defeased and the lien of the Mortgage is released against the Little Arch Property in accordance with Section 5.1(b) of the Note, then Borrower shall deliver to Lender a letter of credit from an acceptable lender in the amount of $650,000.00 that satisfies the Letter of Credit Requirements and is otherwise reasonably acceptable to Lender (i) within five (5) days after the occurrence and during the continuance of a Cash Management Period or (ii) provided no Cash Management Period is then in effect, twelve (12) months prior to the Maturity Date if the AFL Property is not fully leased by AFL Acceptable Replacement Tenants under Leases extending not less than five (5) years after the Maturity Date. Such letter of credit shall be in addition to and released, drawn on and disbursed in the same manner and to the same extent as funds in the AFL Leasing Reserve Account.

     Section 9.4 Required Work
     Borrower shall diligently pursue all Required Repairs and Replacements and Tenant Improvements (collectively, the “Required Work”) to completion in accordance with the following requirements:
     (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $50,000. Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender.
     (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Required Repair Funds or the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.
     (c) In order to facilitate Lender’s completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower’s failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.
     (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the

Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.
     (e) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender’s representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.
     (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower’s expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.
     (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other Liens (except for Permitted Encumbrances).
     (h) Before each disbursement of the Reserve Funds, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).
     (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.
     (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.
     Section 9.5 Release of Reserve Funds

     (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Section 9.5, Lender shall disburse to Borrower amounts from (i) the Required Repair Account to the extent necessary to pay for or reimburse Borrower for the actual costs of each Required Repair (but not exceeding 125% of the original estimated cost of such Required Repair as set forth on Schedule I, unless Lender has agreed to reimburse Borrower for such excess cost pursuant to Section 9.5(f)) or (ii) the Replacement Reserve Account to the extent necessary to reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse any amounts which would cause the amount of funds remaining in the Required Repair Account after any disbursement (other than with respect to the final disbursement) to be less than 125% of the then current estimated cost of completing all remaining Required Repairs for the Property, (y) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (z) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property or for costs which are to be reimbursed from funds held in the Required Repair or for Tenant Improvements and Leasing Commissions.
     (b) With each request for disbursement, Borrower shall certify in writing to Lender that all Required Work has been performed in accordance with all Legal Requirements and that all such Required Work has been completed lien free and paid for in full or will be paid for in full upon disbursement of the requested funds. In addition, each request for disbursement in excess of $25,000 shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided, (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made, and (iii) if requested by Lender, conditional lien waivers from each contractor, supplier, materialman, mechanic or subcontractor with respect to the completion of its work or delivery of its materials. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Required Repair or Replacement (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.
     (c) Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request.
     (d) If (i) the cost of any item of Required Work exceeds $100,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required.
     (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.
     (f) In the event any Borrower requests a disbursement from the Required Repair Account to pay for or to reimburse Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Required Repairs specified on Schedule I, or for a Required Repair to the extent the cost of such Required Repair exceeds 125% of the estimated cost of such Required Repair as set forth on Schedule I (in either case, an “Additional Required Repair”), Borrower shall disclose in writing to Lender the reason why funds in the Required Repair Account should be used to pay for such Additional Required Repair. If Lender determines that (i) such Additional Required Repair is of the type intended to be covered by the Required Repair Account, (ii) such Additional Required Repair is not covered or is not of the type intended to be covered by the Replacement Reserve Account, (iii) costs for such Additional Required Repair are reasonable, (iv) the funds in the Required Repair Account are sufficient to pay for such Additional Required Repair and all other Required Repairs for the Property specified on Schedule I, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Required Repair Account.
     (g) In the event any Borrower requests a disbursement from the Replacement Reserve Account to pay for or to reimburse Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Replacements specified in the Property Condition Report prepared in connection with the closing of the Loan (an “Additional Replacement”), Borrower shall disclose in writing to Lender the reason why funds in the Replacement Reserve Account should be used to pay for such Additional Replacement. If Lender determines that (i) such Additional Replacement is of the type intended to be covered by the Replacement Reserve Account, (ii) such Additional Replacement is not covered or is not of the type intended to be covered by the Required Repair Account, (iii) costs for such Additional Replacement are reasonable, (iv) the funds in the Replacement Reserve Account are sufficient to pay for such Additional Replacement and all other Replacements for the Property specified in the Property Condition Report, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Replacement Reserve Account.
     (h) Lender’s disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

     (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.
     (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
     (k) Upon the earlier to occur of (i) the timely completion of all Required Repairs and any Additional Required Repairs, if any, in accordance with the requirements of this Agreement, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Required Repair Account shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.
     (l) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account and any letters of credit required pursuant to Section 9.2(b) hereof shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.
     (m) Upon the earlier to occur of (i) the completion of all Tenant Improvements and the full performance by the leasing agent of its obligations with respect to any Leasing Commissions, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Leasing Reserve Account shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.
     (n) Notwithstanding anything contained herein to the contrary, funds in the Leasing Reserve Account shall be disbursed in accordance with Section 9.3.
     Section 9.6 Tax and Insurance Reserve Funds
     (a) Borrower shall establish on the date hereof a sub-account of the Cash Management Account with Lender or Lender’s agent sufficient to discharge Borrower’s obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the “Tax and Insurance Reserve Account”) into which Borrower shall deposit on the date hereof $81,640.00 (which amount is equal to the current annual Taxes and Insurance Premiums applicable to the Little Arch Property). Except to the as provided in subsection (b) below, Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Reserve Funds”). Except to the extent Borrower is in compliance with subsection (b) below, Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender’s records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.
     (b) Notwithstanding anything contained in Section 9.6(a) to the contrary,
(i) so long as (a) the AFL Tenant directly pays the real estate taxes due on the AFL Property, (b) there exists no Event of Default under the Loan Documents, (c) the Borrower provides the Lender with evidence that the AFL Tenant has paid the real estate taxes due on the AFL Property before they become delinquent and (d) the AFL Tenant or its lease guarantors or the parent of AFL Tenant or its lease guarantors maintains a Moody’s rating equal to or greater than Baa2, the Borrower shall not be required to make monthly deposits into the Tax and Insurance Reserve Account for Taxes applicable to the AFL Property; provided, however, in the event that at any time the foregoing requirements are not satisfied, as determined by Lender in its discretion, the Borrower shall immediately commence making monthly deposits into the Tax and Insurance Reserve Account for Taxes on the AFL Property in amounts determined by Lender in its discretion;
(ii) so long as (a) there exists no Event of Default under the Loan Documents, and (b) the Borrower provides the Lender with evidence that Borrower has paid or caused to be paid the real estate taxes due on the Little Arch Property before they become delinquent, the Borrower shall not be required to make monthly deposits into the Tax and Insurance Reserve Account for Taxes applicable to the Little Arch Property; provided, however, in the event that at any time the foregoing requirements are not satisfied, as determined by Lender in its discretion, the Borrower shall immediately commence making monthly deposits into the Tax and Insurance Reserve Account for Taxes on the Little Arch Property in amounts determined by Lender in its discretion;
(iii) so long as (a) the Borrower is maintaining the insurance required under the Loan Documents through a blanket insurance policy acceptable to the Lender, (b) there exists no Event of Default under the Loan Documents, and (c) the Borrower provides the Lender with evidence of its annual renewal of such blanket insurance policy thirty (30) days prior to its scheduled expiration, the Borrower shall not be required to make monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums; provided, however, in the event that at any time a blanket insurance policy approved by the Lender is not in effect, the Borrower shall immediately provide for either (a) an individual policy for each Property complying with the terms and conditions set forth in the Loan Documents and shall immediately commence making monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums in amounts determined by the Lender in its discretion or (b) a replacement blanket insurance policy complying with the terms and conditions set forth in the Loan Documents;
(iv) so long as (a) the AFL Tenant is maintaining the insurance required through an insurance policy satisfying the requirements contained in the Loan Documents and such insurance is otherwise acceptable to the Lender, (b) there exists no Event of Default under the Loan Documents, (c) the Borrower provides the Lender with evidence of the AFL Tenant’s annual renewal of such insurance policy thirty (30) days prior to its scheduled expiration and (d) the AFL Tenant or its lease guarantors or the parent of AFL Tenant or its lease guarantors maintains a Moody’s rating equal to or greater than Baa2, the Borrower shall not be required to make monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums applicable to the AFL Property; provided, however, in the event that at any time an insurance policy approved by the Lender is not in effect, Borrower shall immediately provide for either (a) an individual policy for the AFL Property complying with the terms and conditions set forth in the Loan Documents and shall immediately commence making monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums in amounts determined by the Lender in its discretion or (b) a replacement blanket insurance policy complying with the terms and conditions set forth in the Loan Documents; and
(v) so long as (a) the Borrower is maintaining the insurance required through an insurance policy satisfying the requirements contained in the Loan Documents and such insurance is otherwise acceptable to the Lender, (b) there exists no Event of Default under the Loan Documents, and (c) the Borrower provides the Lender with evidence of the annual renewal of such insurance policy thirty (30) days prior to its scheduled expiration, the Borrower shall not be required to make monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums applicable to the Little Arch Property; provided, however, in the event that at any time an insurance policy approved by the Lender is not in effect, Borrower shall immediately provide for either (a) an individual policy for the Little Arch Property complying with the terms and conditions set forth in the Loan Documents and shall immediately commence making monthly deposits into the Tax and Insurance Reserve Account for Insurance Premiums in amounts determined by the Lender in its discretion or (b) a replacement blanket insurance policy complying with the terms and conditions set forth in the Loan Documents.
     Section 9.7 Excess Cash.
     Borrower shall establish on the date hereof a sub-account of the Cash Management Account into which Borrower shall deposit all Excess Cash on each Scheduled Payment Date during any Cash Management Period (the “Excess Cash Reserve Account”). Amounts so deposited shall hereinafter be referred to as the “Excess Cash Reserve Funds.” Provided no Event of Default has occurred and is continuing, sums from the Excess Cash Reserve Account shall be disbursed to Borrower’s Account upon the earlier to occur of (a) payment in full of the Debt or (b) the discontinuation of a Cash Management Period. In the event a Cash Management Period occurs twice during the term of the Loan, Borrower shall not be entitled to any disbursement of the amounts in the Excess Cash Reserve Account during the remaining term of the Loan, the Cash Management Period shall continue, and Borrower shall continue to be obligated to pay Excess Cash to Lender on each Scheduled Payment Date until the Debt is paid in full.
     Section 9.8 Operating Expenses; Extraordinary Expenses.
     (a) Borrower shall establish on the date hereof a sub-account of the Cash Management Account into which Borrower shall deposit, on each Scheduled Payment Date during any Cash Management Period, funds sufficient to pay all Operating Expenses to be incurred for the following month in accordance with the Annual Budget approved by Lender (the “Operating Expense Reserve Account.” Amounts so deposited shall hereinafter be referred to as the “Operating Expense Reserve Funds.” Provided no Event of Default has occurred and is continuing, sums from the Operating Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower’s written request for the payment of such Operating Expenses.
     (b) Borrower shall establish on the date hereof a sub-account of the Cash Management Account with Lender or Lender’s agent into which Borrower shall deposit, on each Scheduled Payment Date during any Cash Management Period, funds sufficient to pay any Extraordinary Expenses for the following month which have been approved by Lender (the “Extraordinary Expense Reserve Account.”) Amounts so deposited shall hereinafter be referred to as the “Extraordinary Expense Reserve Funds.” Provided no Event of Default has occurred and is continuing, sums from the Extraordinary Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower’s written request for the payment of such Extraordinary Expenses.
     Section 9.9 Reserve Funds Generally

(a) (i) Except for the Interest Bearing Reserve Accounts, no earnings or interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains such non-interest-bearing Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Reserve Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested except in Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and retained by Lender or such loan servicer.
      (ii) Funds deposited in the Interest Bearing Reserve Accounts shall be held in an interest-bearing business savings account and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains the Interest Bearing Reserve Accounts be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the applicable Interest Bearing Reserve Account and shall be disbursed in accordance with Section 9.5 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on Reserve Funds attributable to the Interest Bearing Reserve Accounts as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of such Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.
     (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the UCC.
     (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

     (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.
     (e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.
     (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender’s satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender’s election, Borrower shall lose all of its rights to receive interest on the Interest Bearing Reserve Accounts during the occurrence and continuance of an Event of Default. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount reasonably expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.
     (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts (i) any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and, provided such assignee assumes all obligations in connection therewith, any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning the Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.
     (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
     (i) Borrower will maintain the security interest created by this Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
     (j) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Lender to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Account’s has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Lender shall not be liable to Borrower for any act or omission done or omitted to be done by Lender in reliance upon any instruction, direction or certification received by Lender and without gross negligence or willful misconduct.
     (k) Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. In no event shall Lender or its Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Lender, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct or intentional nonperformance by Lender of its obligations under this Agreement.
     Section 9.10 Tenant Letter of Credit
     (a) Pursuant to the terms of the Little Arch Lease, the Little Arch Tenant has provided Borrower with a Standby Letter of Credit No. L055074 in the amount of $950,000.00 issued by Regions Bank (together with all modifications, renewals, replacements and substitutions therefor, the “Tenant Letter of Credit”) for the benefit of Little Arch. Borrower shall enforce and comply with the Letter of Credit and all provisions of the Little Arch Lease relating to the Tenant Letter of Credit.
     (b) Upon the occurrence of any event or circumstance permitting Borrower to draw on the Tenant Letter of Credit in accordance with the terms of the Little Arch Lease, Borrower shall promptly draw on the Tenant Letter of Credit and deposit all proceeds thereof directly into the Little Arch Leasing Reserve Account to be disbursed in accordance with the terms thereof.
     (c) As additional collateral for the Loan, Borrower hereby assigns to Lender and grants Lender a security interest in all right, title and interest of Borrower in and to the Tenant Letter of Credit and all proceeds thereof and all accounts into which any proceeds of the Tenant Letter of Credit are from time to time deposited, including, without limitation, the Little Arch Leasing Reserve Account. Borrower shall notify the issuer of the Tenant Letter of Credit of such collateral assignment and security interest and direct such issuer to make payment directly to the Little Arch Leasing Reserve Account in the event any draw is made on the Tenant Letter of Credit. Borrower shall use commercially reasonable efforts to obtain the consent and acknowledgment of such issuer with respect to the rights of Lender under this subsection and the agreement of such issuer to make such payments directly to the Little Arch Leasing Reserve Account pursuant to the instructions of the Lender.
     (d) In no event shall Lender by virtue of the provisions of this Section be deemed in any manner to have assumed any obligations with respect to the Tenant Letter of Credit or the Little Arch Lease, nor shall Lender be liable to Borrower, the tenant under the Little Arch Lease or the issuer of the Tenant Letter of Credit. Borrower agrees to indemnify and hold Lender harmless from and against any liability, loss or damage which Lender, its directors, officers, agents and other representatives may from time to time incur as a result of any claims or demands arising out of or in any way connected with the matters contemplated by this Section 9.10.
ARTICLE 10
CASH MANAGEMENT
     Section 10.1 Lockbox Account and Cash Management Account

     (a) After a Lockbox Event, Borrower shall promptly deliver to the Lender a fully executed Lockbox Agreement and, pursuant to the Lockbox Agreement, shall maintain a non-interest bearing Eligible Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Lockbox Account”). Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, an interest bearing Eligible Account into which Rents, or, after a Lockbox Event, funds in the Lockbox Account, shall be transferred pursuant to the terms of Section 10.2 or 10.3, as applicable (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Cash Management Account”).
     (b) The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Cash Management Account for its own account following the occurrence and during the continuance of an Event of Default). Sums on deposit in the Cash Management Account shall not be invested except in such Permitted Investments as determined and directed by Lender and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.
     (c) The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.
     (d) Borrower agrees to pay the customary fees and expenses of Deposit Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Lockbox Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.
     (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

     Section 10.2 Deposits and Withdrawals
     (a) Prior to a Lockbox Event, Borrower represents, warrants and covenants that:
      (i) Concurrently with the execution of this Agreement, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Cash Management Account all payments of Rents or any other item payable under such Leases pursuant to an instruction letter in the form of Exhibit B attached hereto (a “Tenant Direction Letter”). If Borrower fails to provide any such notice (and without prejudice to Lender’s rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;
      (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Cash Management Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;
      (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within one (1) Business Day of receipt;
      (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, except as provided in Section 10.3 hereof, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and
      (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Cash Management Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.
     (b) Provided no Event of Default has occurred, and provided Borrower has provided the letter of credit required by Section 9.2, at all times other than during a Cash Management Period, Borrower shall have the sole right to withdraw funds on deposit in the Cash Management

Account and may do so on a monthly basis. Upon the commencement of a Cash Management Period, the occurrence of an Event of Default or the Borrower’s failure to provide the letter of credit required by Section 9.2, (i) all rights of Borrower to the withdrawal of funds from the Cash Management Account shall immediately cease and be automatically vested with Lender, and (ii) all collected and available balances in the Cash Management Account shall be held until disbursed by Lender pursuant to Section 10.2(c).
     (c) On each Scheduled Payment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day) commencing the month immediately following the month during which the Borrower no longer has a right to withdraw funds from the Cash Management Account, Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor:
      (i) funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;
      (ii) funds sufficient to pay the Monthly Payment Amount shall be withdrawn and paid to Lender;
      (iii) funds sufficient to pay the Replacement Reserve Monthly Deposit and the amounts necessary to replace the letter of credit to the extent the Borrower failed to provide the letter of credit required by Section 9.2 shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;
      (iv) Termination Fee Deposits shall be allocated to the Leasing Reserve Account to be held and disbursed in accordance with Section 9.3;
      (v) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items;
      (vi) funds sufficient to pay Operating Expenses (to the extent actually incurred) for the following month in accordance with the related Annual Budget shall be allocated to the Operating Expense Reserve Account to be held in accordance with Section 9.8;
      (vii) funds sufficient to pay any Extraordinary Expenses for the following month which have been approved by Lender shall be allocated to the Extraordinary Expense Account to be held and disbursed in accordance with Section 9.8; and

      (viii) funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to (A) during the Cash Management Period, the AFL Leasing Reserve Account and (B) after the end of the Cash Management Period, and provided there is no Event of Default, such funds shall be transferred to the Borrower’s Account.
     (d) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender’s servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.2(c)(i) through (vi) above, Borrower shall deposit such deficiency into the Cash Management Account within five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).
     (e) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender’s sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.
     Section 10.3 Deposits and Withdrawals After a Lockbox Event
     (a) After a Lockbox Event, Borrower represents, warrants and covenants that:
      (i) Concurrently with the occurrence of a Lockbox Event, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Lockbox all payments of Rents or any other item payable under such Leases pursuant to a Tenant Direction Letter. If Borrower fails to provide any such notice (and without prejudice to Lender’s rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;
      (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Lockbox Account.

Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;
      (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within one (1) day of receipt;
      (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and
      (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.
     (b) Provided no Event of Default has occurred, and provided Borrower has provided the letter of credit required by Section 9.2, at all times Borrower shall have the sole right to withdraw funds on deposit in the Lockbox Account and may do so from time to time. Upon receipt of notice pursuant to the Lockbox Agreement by Lockbox Bank of the occurrence of an Event of Default or the Borrower’s failure to provide the letter of credit required by Section 9.2, (i) all rights of Borrower to the withdrawal of funds from the Lockbox Account shall immediately cease and be automatically vested with Lender, and (ii) Lender shall have the right to transfer, or cause to be transferred, and Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender of immediately available funds, all collected and available balances in the Lockbox Account to the Cash Management Account to be held until disbursed by Lender pursuant to Section 10.3(c). Provided no Event of Default has occurred and is continuing, all rights of Lender to the withdrawal of funds from the Lockbox Account shall immediately cease and be automatically vested with Borrower upon the earlier to occur of payment in full of the Debt or the satisfaction of Section 9.2.
     (c) On each Scheduled Payment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day) commencing the month immediately following the month during which the Borrower no longer has a right to withdraw funds from the Lockbox Account, Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor:

      (i) funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;
      (ii) funds sufficient to pay the Monthly Payment Amount shall be withdrawn and paid to Lender;
      (iii) funds sufficient to pay the Replacement Reserve Monthly Deposit and the amounts necessary to replace the letter of credit to the extent the Borrower failed to provide the letter of credit required by Section 9.2 shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;
      (iv) Termination Fee Deposits shall be allocated to the Leasing Reserve Account to be held and disbursed in accordance with Section 9.3;
      (v) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items;
      (vi) funds sufficient to pay Lockbox Bank for all costs and expenses incurred by Lockbox Bank in connection with the maintenance and administration of the Lockbox Account;
      (vii) funds sufficient to pay Operating Expenses (to the extent actually incurred) for the following month incurred in accordance with the related Annual Budget shall be allocated to the Operating Expense Reserve Account to be held and disbursed in accordance with Section 9.8;
      (viii) funds sufficient to pay any Extraordinary Expenses for the following month which have been approved by Lender shall be allocated to the Extraordinary Expense Account to be held and disbursed in accordance with Section 9.8; and
      (ix) funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to (A) during the Cash Management Period, the AFL Leasing Reserve Account and (B) after the end of the Cash Management Period, and provided there is no Event of Default, such funds shall be transferred to Borrower’s Account.
     (d) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender’s servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.3(c)(i) through (vi) above, Borrower shall deposit such deficiency into the Cash Management Account within five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).
     (e) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender’s sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.
     Section 10.4 Security Interest
     (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Lockbox Account and Cash Management Account, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all “proceeds” (as defined in the UCC as in effect in the state in which the Lockbox Account and Cash Management Account are located or maintained) of any or all of the foregoing. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.4(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Lockbox Account and Cash Management Account against the claims and demands of all Persons whomsoever.
     (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

     (c) Upon the occurrence of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Lockbox Account and Cash Management Account. Without limitation of the foregoing, upon any Event of Default, Lender may use the Lockbox Account and Cash Management Account for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Lockbox Account and Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Lockbox Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.
     (d) Definitions. Notwithstanding anything to the contrary contained herein, For purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender and at the office in the city where the Lockbox Account is maintained, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).
ARTICLE 11
EVENTS OF DEFAULT; REMEDIES
     Section 11.1 Event of Default
     The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     (a) if any portion of the Debt is not paid prior to the fifth (5th) day following the date the same is due or if the entire Debt is not paid on or before the Maturity Date;
     (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender’s access to such money has not been constrained or restricted in any manner;
     (c) if (i) the Policies are not kept in full force and effect, (ii) the Acord 28 (or similar) certificate is not delivered to Lender in accordance with Section 8.1 or (iii) if certified copies of the Policies are not delivered to Lender upon request, provided such copies are available;
     (d) if Borrower breaches any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof;
     (e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;
     (f) if (i) Borrower, or any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
     (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

     (h) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
     (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) or the Property and same is not discharged of record within thirty (30) days after same is filed;
     (j) if a judgment is filed against the Borrower in excess of $10,000 which is not vacated or discharged within 30 days;
     (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;
     (l) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender’s consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA;
     (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;
     (n) if Borrower fails to protect or enforce its rights under the Tenant Letter of Credit or to deliver to the Lender the proceeds from or any payments on the Tenant Letter of Credit in accordance with Section 9.10 hereof;
     (o) if Borrower fails to provide the Lender with an acceptable letter of credit in the amount of $400,000.00 that satisfies the Lender’s Letter of Credit Requirements or cash in the amount of $400,000.00 as required by Section 9.2;
     (p) if Borrower fails to provide the Lender with an acceptable letter of credit in the amount of $650,000.00 that satisfies the Lender’s Letter of Credit Requirements in the amount of $650,000.00 to the extent and as required by Section 9.3(e); or

     (q) if the balance of the AFL Leasing Reserve Account is not at least $650,000.00 by the expiration or early termination of the AFL Lease.
     Section 11.2 Remedies
     (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (except as expressly provided otherwise herein), that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
     (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.
ARTICLE 12
ENVIRONMENTAL PROVISIONS
     Section 12.1 Environmental Representations and Warranties
     Borrower represents and warrants, based upon an Environmental Report of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous

Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; (f) the Property is free of Mold; and (g) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of or the presence of Mold at the Property.
     Section 12.2 Environmental Covenants
     Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; or (C) with respect to Mold, not in a condition, location, or of a type which may pose a risk to human health or safety or the environment or which may result in damage to or would adversely affect or impair the value or marketability of the Property; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall keep the Property free of Mold; (h) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (i) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (j) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.
     Section 12.3 Lender’s Rights
     Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.
     Section 12.4 Operations and Maintenance
     If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint or Mold that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower’s compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.
     Section 12.5 Environmental Definitions
     “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. “Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. “Environmental Report” means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law. “Mold” shall mean any mold, fungi, bacterial or microbial matter present at or in the Property, including, without limitation, building materials which is in a condition, location or a type which may pose a risk to human health or safety or the environment, may result in damage to or would adversely affect or impair the value or marketability of the Property. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.
     Section 12.6 Indemnification
     (a) Borrower and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.
     (b) Upon written request by any Indemnified Party, Borrower and Borrower Principal shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower and Borrower Principal shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
     (c) Notwithstanding the foregoing, neither Borrower nor Borrower Principal shall have any liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower and/or Borrower Principal can conclusively prove both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and that such Losses were not caused by the direct or indirect actions of Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of Borrower or Borrower Principal. The obligations and liabilities of Borrower and Borrower Principal under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage, except that, upon payment of full of the Loan, Borrower and Borrower Principal shall be released from liability under this Section 12.6 upon delivery to the Lender of an environmental report in form and substance and from an engineer acceptable to Lender and dated no earlier than the date on which the Loan is paid in full.
ARTICLE 13
SECONDARY MARKET
     Section 13.1 Transfer of Loan
     Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (a Syndication or the issuance of Participations and/or Securities, a “Securitization”).
     Section 13.2 Delegation of Servicing
     At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.
     Section 13.3 Dissemination of Information
     Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable.
     Section 13.4 Cooperation
     Borrower and Borrower Principal agree to cooperate with Lender in connection with any sale or transfer of the Loan or any Participation and/or Securities created pursuant to this Article 13, including, without limitation, (a) the delivery of an estoppel certificate required in accordance with Section 5.12(a) and such other documents as may be reasonably requested by Lender, (b) the execution of such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more separate notes; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower’s obligations and liabilities under the Loan Documents, and (c) make changes to the organizational documents of Borrower and its principals and/or use its best efforts to cause changes to the legal opinions delivered by Borrower in connection with the Loan, provided, that such changes shall not result in a material adverse economic effect to Borrower. Borrower shall also furnish and Borrower and Borrower Principal consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower or Borrower Principal as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale or transfer of the Loan or any Participations or Securities.
ARTICLE 14
INDEMNIFICATIONS
     Section 14.1 General Indemnification
     Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, Additional Required Repairs or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
     Section 14.2 Mortgage and Intangible Tax Indemnification
     Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.
     Section 14.3 ERISA Indemnification
     Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.
     Section 14.4 Survival
     The obligations and liabilities of Borrower and Borrower Principal under this Article 14 shall fully survive for a period of two (2) years after payment of the Debt in full, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage; provided that, notwithstanding the foregoing, the indemnification obligations under Section 12.6 hereof shall survive indefinitely.
ARTICLE 15
EXCULPATION
     Section 15.1 Exculpation
     (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower Principal, as applicable, only to the extent of Borrower’s or Borrower Principal’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (subject to the limitations set forth herein) (including, without limitation, those contained in Section 12.6 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.
     (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:
      (i) fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;
      (ii) Borrower’s misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;
      (iii) Borrower’s misapplication or misappropriation of tenant security deposits or Rents collected in advance;
      (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards by Borrower or Borrower Principal or any principal, Affiliate, member or general partner thereof;
      (v) Borrower’s failure to pay Taxes, Other Charges (except to the extent that (A) sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender’s utilization thereof or (B) there is insufficient cash flow from the operation of the Property), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;
      (vi) Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;
      (vii) any act of actual waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;
      (viii) Borrower’s failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property;
      (ix) Borrower’s gross negligence or willful misconduct;

      (x) Borrower’s failure to protect or enforce its rights under the Tenant Letter of Credit or to deliver to the Lender the proceeds from or any payments on the Tenant Letter of Credit in accordance with Section 9.10 hereof;
      (xi) Borrower’s failure to provide the Lender with an acceptable letter of credit in the amount of $400,000.00 that satisfies the Lender’s Letter of Credit Requirements or cash in the amount of $400,000.00 as required by Section 9.2;
      (xii) Borrower’s failure to provide the Lender with an acceptable letter of credit in the amount of $650,000.00 that satisfies the Lender’s Letter of Credit Requirements in the amount of $650,000.00 to the extent and as required by Section 9.3(e); or
      (xiii) the failure of the balance of the AFL Leasing Reserve Account to be at least $650,000.00 by the expiration or early termination of the AFL Lease.
     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower and Borrower Principal on a joint and several basis in the event (i) of a breach by Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 6 hereof, to the extent that such breach is (A) material and (B) is not cured within fifteen (15) days of the earlier to occur of notice from Lender or Borrower’s knowledge of such breach, (ii) of a breach of any of the covenants set forth in Article 7 hereof, (iii) the Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding of Borrower; (iv) Borrower, Borrower Principal or any Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or Borrower Principal files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; or (vi) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property.
     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.
     (e) Subject to the terms of Section 12.6, upon payment in full of the Loan, Borrower Principal shall be relieved of its obligations under this Article 15.

ARTICLE 16
NOTICES
     Section 16.1 Notices
     All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	Bank of America, N.A.
c/o LJ Melody and Company
GEMSA Loan Services, LP
1500 City West Blvd., Suite 200
Houston, TX 77042
Telephone No.: (800) 456-1443
Facsimile No.: (713) 458-7502

With a copy to:	Moore & Van Allen PLLC
100 North Tryon Street, 47th Floor
Charlotte, NC 28202
Attention: Edward K. Oden, Esq.
Telephone No.: (704) 331-1000
Facsimile No.: (704) 331-1159

If to Borrower:	AFL05 Duncan SC LLC
c/o Gladstone Commercial Corporation
1521 Westbranch Drive, Suite 200
McLean, VA 22102
Attention: Mr. Matthew Tucker
Telephone No.: (703) 287-5830
Facsimile No.: (703) 287-5801

With a copy to:	Winston & Strawn LLP
1700 K Street, N.W.
Washington, D.C. 20006
Attention: Richard F. Williamson, Esquire
Telephone No.: (202) 282-5000
Facsimile No.: (202) 282-5100

If to Borrower:	Little Arch Charlotte NC LLC
c/o Gladstone Commercial Corporation
1521 Westbranch Drive, Suite 200
McLean, VA 22102
Attention: Mr. Matthew Tucker
Telephone No.: (703) 287-5830
Facsimile No.: (703) 287-5801

With a copy to:	Winston & Strawn LLP
1700 K Street, N.W.
Washington, D.C. 20006
Attention: Richard F. Williamson, Esquire
Telephone No.: (202) 282-5000
Facsimile No.: (202) 282-5100

If to Borrower
Principal:	Gladstone Commercial Corporation
1521 Westbranch Drive, Suite 200
McLean, VA 22102
Attention: Mr. Matthew Tucker
Telephone No.: (703) 287-5830
Facsimile No.: (703) 287-5801

With a copy to:	Winston & Strawn LLP
1700 K Street, N.W.
Washington, D.C. 20006
Attention: Richard F. Williamson, Esquire
Telephone No.: (202) 282-5000
Facsimile No.: (202) 282-5100
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.
ARTICLE 17
FURTHER ASSURANCES
     Section 17.1 Replacement Documents
     Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.
     Section 17.2 Recording of Mortgage, etc
     Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
     Section 17.3 Further Acts, etc
     Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.
     Section 17.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws
     (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
     (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
     If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
     Section 17.5 Expenses
     Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
     Section 17.6 Cost of Enforcement
     In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.
ARTICLE 18
WAIVERS
     Section 18.1 Remedies Cumulative; Waivers
     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     Section 18.2 Modification, Waiver in Writing
     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
     Section 18.3 Delay Not a Waiver
     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
     Section 18.4 Trial by Jury
     TO THE MAXIMUM EXTENT (IF ANY) PERMITTED BY APPLICABLE LAW, BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

     Section 18.5 Waiver of Notice
     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
     Section 18.6 Remedies of Borrower
     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.
     Section 18.7 Waiver of Marshalling of Assets
     To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
     Section 18.8 Waiver of Statute of Limitations
     Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.
     Section 18.9 Waiver of Counterclaim
     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

ARTICLE 19
GOVERNING LAW
     Section 19.1 Choice of Law
     This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State and applicable laws of the United States of America, except that, with respect to the security interest in each of the Reserve Accounts, the Lockbox Account and the Cash Management Account, the laws of the state where each such account is located shall apply.
     Section 19.2 Severability
     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     Section 19.3 Preferences
     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
ARTICLE 20
MISCELLANEOUS
     Section 20.1 Survival
     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
     Section 20.2 Lender’s Discretion
     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
     Section 20.3 Headings
     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     Section 20.4 Schedules Incorporated
     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
     Section 20.5 Offsets, Counterclaims and Defenses
     Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
     Section 20.6 No Joint Venture or Partnership; No Third Party Beneficiaries
     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
     (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
     (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
     (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
     (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in 0 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.
     Section 20.7 Publicity
     All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.
     Section 20.8 Conflict; Construction of Documents; Reliance
     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
     Section 20.9 Entire Agreement
     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.
     Section 20.10 Joint and Several Liability
     Each Borrower shall be jointly and severally liable for all obligations under the Loan and the Loan Documents, and the joint and several obligations of the Borrower (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Loan shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Lender, and, (ii) until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Borrower, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Borrower under any Loan Document, (B) the failure to give notice to any or all of the Borrower of the occurrence of an Event of Default under any of the Loan Documents, (C) the release, substitution or exchange by the Lender of any of the Properties or other collateral (whether with or without consideration) or the acceptance by the Lender of any additional collateral or the availability or claimed availability of any other collateral or source or repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Loan, whether by the Lender or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Borrowers or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Loan or any part thereof, or (E) to the extent permitted by applicable law, any other event, occurrence, action or circumstance that would, in the absence of this Section, result in the release or discharge of any or all of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in any of the Loan Documents; (b) the Borrowers expressly agree that the Lender shall not be required first to initiate any suit or to exhaust its remedies against any Borrower or any other Person to become liable or against any of the Property or other collateral in order to enforce the Loan Documents and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Borrowers shall be and remain directly and primarily liable for all sums due under the Loan Documents; and (c) on disposition by the Lender of any Property or other collateral, the Borrowers shall, subject to the other terms of this Agreement, be and shall remain jointly and severally liable for any deficiency.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

AFL05 DUNCAN SC LLC, a Delaware limited liability company

By:	AFL05 Duncan SC Member LLC, a Delaware limited
liability company, its sole and managing member

	By:	Gladstone Commercial Limited Partnership, a
Delaware limited partnership, its sole and
managing member

		By:	Gladstone Commercial Partners, LLC, a
Delaware limited liability company, its
general partner

			By:	Gladstone Commercial Corporation, a
Maryland corporation, its managing
member

By:

Name:

Title:

[signatures continued on next page]

LITTLE ARCH CHARLOTTE NC LLC, a Delaware
limited liability company

By:	LittleArch04 Charlotte NC Member LLC, a Delaware
limited liability company, its sole and managing
member

	By:	Gladstone Commercial Limited Partnership, a
Delaware limited partnership, its sole and
managing member

		By:	Gladstone Commercial Partners, LLC, a
Delaware limited liability company, its
general partner

			By:	Gladstone Commercial Corporation,
a Maryland corporation, its
managing member

By:

Name:

Title:

[signatures continued on next page]

BORROWER PRINCIPAL:

Acknowledged and agreed to with respect to its obligations set forth in Article 4, Section 12.6, Article 15 and Article 18 hereof:

GLADSTONE COMMERCIAL CORPORATION,
a Maryland corporation

By:

Name:

Title:

[signatures continued on next page]

LENDER:
BANK OF AMERICA, N.A., a national banking association
By:

Name:

Title:

EXHIBIT A
Borrower Equity Ownership Structure
AFL is 100% owned by AFL05 Duncan SC Member LLC.
Little Arch is 100% owned by LittleArch04 Charlotte NC Member LLC.

EXHIBIT B
Form of Tenant Direction Letter
[BORROWER LETTERHEAD]
                     ___, 20__
[TENANTS UNDER LEASES]

Re:	Lease dated ___between ,
as Landlord, and , as Tenant,
concerning premises known as
Gentlemen:
        This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Bank of America, N.A., as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

        The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.
Sincerely,
[BORROWER]
ACKNOWLEDGMENT AND AGREEMENT
The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.
[Tenant]

By:
Name:
Its:
Dated as of:                      ___, 20__

SCHEDULE I
REQUIRED REPAIRS

REPAIR		RESERVE AMOUNT
1.	Install one ADA handicapped accessible parking space	$ 0

2.	Install and modify pole mounted ADA compliant parking space signs	$ 0

3.	Completion of roof repairs to extend useful life of roof	$ 0

SCHEDULE II
LETTER OF CREDIT REQUIREMENTS
Banks of America’s requirements for a Letter of Credit are as follows:
•	Not Bank of America issued,

•	A provider with a credit rating of not less than “A”,

•	Irrevocable & non-cancelable,

•	Unconditional,

•	Transferable,

•	Automatically annually renewable,

•	Can be partially drawn upon, and

•	Otherwise in form and substance acceptable to Lender upon review.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft (there are no other conditions for drawing or documentation requirements for drawings permitted other than just presenting the letter of credit) standby letter of credit in favor of Lender issued by an Eligible Institution, in form and substance acceptable to Lender in its sole discretion, that also provides for, but not limited to, the following:
          (a) the expiration date of the letter of credit shall exceed the Maturity Date by at least ninety (90) days (either pursuant to the initial term or pursuant to automatic renewals which require no action by Lender or the beneficiary) —
          (b) entitling Lender to draw thereon in a location to be determined by Lender (probably Charlotte, Los Angeles or New York).
“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1 +” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).
The Letter of Credit should be addressed to:
Bank of America, NA. its Successors and/or Assigns ATIMA

c/o:	LJ Melody and Company
GEMSA Loan Services, LP
1500 City West Blvd., Suite 200
Houston, TX 77042